Exhibit 99.1
Avantor® Reports Second Quarter 2024 Results

•Net sales of $1.70 billion, decrease of 2.4%; organic decline of 2.0%
•Net income of $93 million; Adjusted EBITDA of $306 million
•Diluted GAAP EPS of $0.14; adjusted EPS of $0.25
•Operating cash flow of $281 million; free cash flow of $235 million
RADNOR, Pa. – July 26, 2024 – Avantor, Inc. (NYSE: AVTR), a leading global provider of mission-critical products and services to customers in the life sciences and advanced technology industries, today reported financial results for its second fiscal quarter ended June 30, 2024.
“Our teams delivered another solid quarter with sequential improvements to all key financial metrics. Improved mix from increased bioprocessing revenue together with the accelerated impact of our cost transformation initiative drove more than 100 basis points of sequential Adjusted EBITDA margin expansion, while disciplined working capital management led to free cash flow conversion above 100%,” said Michael Stubblefield, President and Chief Executive Officer.
“We are reaffirming our fiscal year 2024 guidance and remain focused on executing our long-term growth strategy and delivering value to our customers and shareholders,” Stubblefield concluded.
Second Quarter 2024
For the three months ended June 30, 2024, net sales were $1,702.8 million, a decrease of 2.4% compared to the second quarter of 2023. Foreign currency translation had a negative impact of 0.4%, resulting in a sales decline of 2.0% on an organic basis.
Net income increased to $92.9 million from ($7.3) million in the second quarter of 2023, and adjusted net income was $168.0 million as compared to $186.4 million in the comparable prior period. Net Income margin was 5.5%. Adjusted EBITDA was $305.6 million and Adjusted EBITDA margin was 17.9%. Adjusted Operating Income was $277.2 million and Adjusted Operating Income margin was 16.3%.
Diluted earnings per share on a GAAP basis was $0.14, while adjusted EPS was $0.25.
Operating cash flow was $281.1 million, while free cash flow was $235.3 million. Adjusted net leverage was 3.9x as of June 30, 2024.
Second Quarter 2024 – Segment Results
Laboratory Solutions
•Net sales were $1,155.7 million, a reported decrease of 3.2%, as compared to $1,193.8 million in the second quarter of 2023. Sales declined 2.7% on an organic basis.
•Adjusted Operating Income was $150.9 million as compared to $179.7 million in the comparable prior period. Adjusted Operating Income margin was 13.1%.
Bioscience Production

•Net sales were $547.1 million, a reported decrease of 0.5%, as compared to $550.1 million in the second quarter of 2023. Sales declined 0.3% on an organic basis.
•Adjusted Operating Income was $144.0 million, as compared to $154.2 million in the comparable prior period. Adjusted Operating Income margin was 26.3%.
Adjusted Operating Income is Avantor's segment reporting profitability measure under generally accepted accounting principles and is used by management to measure and evaluate the performance of our Company’s business segments.
Conference Call
We will host a conference call to discuss our results today, July 26, 2024, at 8:00 a.m. Eastern Time. The live webcast and presentation, as well as a replay, will be available on the investor section of Avantor's website.
About Avantor
Avantor® is a leading life science tools company and global provider of mission-critical products and services to the life sciences and advanced technology industries. We work side-by-side with customers at every step of the scientific journey to enable breakthroughs in medicine, healthcare, and technology. Our portfolio is used in virtually every stage of the most important research, development and production activities at more than 300,000 customer locations in 180 countries. For more information, visit avantorsciences.com and find us on LinkedIn, X (Twitter) and Facebook.
Use of Non-GAAP Financial Measures
To evaluate our performance, we monitor a number of key indicators. As appropriate, we supplement our results of operations determined in accordance with U.S. generally accepted accounting principles (“GAAP”) with certain non-GAAP financial measures that we believe are useful to investors, creditors and others in assessing our performance. These measures should not be considered in isolation or as a substitute for reported GAAP results because they may include or exclude certain items as compared to similar GAAP-based measures, and such measures may not be comparable to similarly titled measures reported by other companies. Rather, these measures should be considered as an additional way of viewing aspects of our operations that provide a more complete understanding of our business. We strongly encourage investors to review our consolidated financial statements included in reports filed with the SEC in their entirety and not rely solely on any one single financial measure or communication.
The non-GAAP financial measures used in this press release are sales growth (decline) on an organic basis, Adjusted Operating Income, Adjusted Operating Income margin, Adjusted EBITDA, Adjusted EBITDA margin, adjusted net income, adjusted EPS, adjusted net leverage, free cash flow, and free cash flow conversion.
•Sales growth (decline) on an organic basis eliminates from our reported net sales growth (decline) the impacts of revenues from any acquired businesses that have been owned for less than one year and changes in foreign currency exchange rates. We believe that this measure is useful to investors as a way to measure and evaluate our underlying commercial operating performance consistently across our segments and the periods presented. This measure is used by our management for the same reason.
•Adjusted Operating Income is our net income or loss adjusted for the following items: (i) interest expense, (ii) income tax expense, (iii) amortization of acquired intangible assets, (iv) losses on extinguishment of debt, (v) charges associated with the impairment of certain assets, (vi) and certain other adjustments. Adjusted Operating Income margin is Adjusted Operating Income divided by net sales as determined under GAAP. We believe that these measures are useful to investors as ways to analyze the underlying trends in our business consistently across the periods presented. These measures are used by our management for the same reason. Additionally, Adjusted Operating Income is our segment reporting profitability measure under GAAP.
•Adjusted EBITDA is our net income or loss adjusted for the following items: (i) interest expense, (ii) income tax expense, (iii) amortization of acquired intangible assets, (iv) depreciation expense, (v) losses on extinguishment of debt, (vi) charges associated with the impairment of certain assets, (vii) and certain other adjustments. Adjusted EBITDA margin is Adjusted EBITDA divided by net sales as determined under GAAP. We believe that these measures are useful to investors as ways to analyze the underlying trends in our business consistently across the periods presented. These measures are used by our management for the same reason.
•Adjusted net income is our net income or loss first adjusted for the following items: (i) amortization of acquired intangible assets, (ii) losses on extinguishment of debt, (iii) charges associated with the impairment of certain assets, (iv) and certain other adjustments. From this amount, we then add or subtract an assumed incremental income tax impact on the above-noted pre-tax adjustments, using estimated tax rates, to arrive at Adjusted Net Income. We believe that this measure is useful to investors as a way to analyze the business consistently across the periods presented. This measure is used by our management for the same reason.
•Adjusted EPS is our adjusted net income divided by our diluted GAAP weighted average share count adjusted for anti-dilutive instruments. We believe that this measure is useful to investors as an additional way to analyze the underlying trends in our business consistently across the periods presented. This measure is used by our management for the same reason.
•Adjusted net leverage is equal to our gross debt, reduced by our cash and cash equivalents, divided by our trailing 12-month Adjusted EBITDA (excluding stock-based compensation expense and including the expected run-rate effect of cost synergies and the incremental results of completed acquisitions as if those acquisitions had occurred on the first day of the trailing 12-month period). We believe that this measure is useful to investors as a way to evaluate and measure the Company’s capital allocation strategies and the underlying trends in the business. This measure is used by our management for the same reason.
•Free cash flow is equal to our cash flow from operating activities, plus acquisition-related costs paid in the period, less capital expenditures. Free cash flow conversion is free cash flow divided by adjusted net income. We believe that these measures are useful to investors as they provide a view on the Company’s ability to generate cash for use in financing or investment activities. These measures are used by our management for the same reason.
Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the tables accompanying this release.

Forward-Looking and Cautionary Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and are subject to the safe harbor created thereby under the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this press release are forward-looking statements. Forward-looking statements discuss our current expectations and projections relating to our financial condition, results of operations, plans, including our cost transformation initiative, objectives, future performance and business. These statements may be preceded by, followed by or include the words “aim,” “anticipate,” “assumption,” “believe,” “continue,” “estimate,” “expect,” “forecast,” “goal,” “guidance,” “intend,” “likely,” “long-term,” “near-term,” “objective,” “opportunity,” “outlook,” “plan,” “potential,” “project,” “projection,” “prospects,” “seek,” “target,” “trend,” “can,” “could,” “may,” “should,” “would,” “will,” the negatives thereof and other words and terms of similar meaning.
Forward-looking statements are inherently subject to risks, uncertainties and assumptions; they are not guarantees of performance. You should not place undue reliance on these statements. We have based these forward-looking statements on our current expectations and projections about future events. Although we believe that our assumptions made in connection with the forward-looking statements are reasonable, we cannot assure you that the assumptions and expectations will prove to be correct. Factors that could contribute to these risks, uncertainties and assumptions include, but are not limited to, the factors described in “Risk Factors” in our most recent Annual Report on Form 10-K, and subsequent quarterly reports on Form 10-Q, as such risk factors may be updated from time to time in our periodic filings with the SEC.
All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements. In addition, all forward-looking statements speak only as of the date of this press release. We undertake no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise other than as required under the federal securities laws.

Avantor, Inc. and subsidiaries
Unaudited condensed consolidated statements of operations

(in millions, except per share data)	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
Net sales	$1,702.8	$1,743.9	$3,382.6	$3,524.2
Cost of sales	1,121.3	1,153.9	2,230.6	2,309.4
Gross profit	581.5	590.0	1,152.0	1,214.8
Selling, general and administrative expenses	405.7	357.5	829.9	751.1
Impairment charges	—	160.8	—	160.8
Operating income	175.8	71.7	322.1	302.9
Interest expense, net	(60.9)	(73.4)	(125.2)	(147.1)
Loss on extinguishment of debt	(1.9)	(1.6)	(4.4)	(3.9)
Other income, net	1.6	2.0	2.7	2.6
Income (loss) before income taxes	114.6	(1.3)	195.2	154.5
Income tax expense	(21.7)	(6.0)	(41.9)	(40.3)
Net income (loss)	$92.9	$(7.3)	153.3	114.2

Earnings (Loss) per share:
Basic	$0.14	$(0.01)	$0.23	$0.17
Diluted	$0.14	$(0.01)	$0.22	$0.17
Weighted average shares outstanding:
Basic	679.4	675.3	678.7	675.0
Diluted	682.6	675.3	681.9	677.9

Avantor, Inc. and subsidiaries
Unaudited condensed consolidated balance sheets

(in millions)	June 30, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$272.6	$262.9
Accounts receivable, net	1,129.0	1,150.2
Inventory	795.6	828.1
Other current assets	132.0	143.7
Total current assets	2,329.2	2,384.9
Property, plant and equipment, net	753.8	737.5
Other intangible assets, net	3,582.8	3,775.3
Goodwill, net	5,659.6	5,716.7
Other assets	368.1	358.3
Total assets	$12,693.5	$12,972.7
Liabilities and stockholders' equity
Current liabilities:
Current portion of debt	$258.4	$259.9
Accounts payable	657.4	625.9
Employee-related liabilities	146.1	133.1
Accrued interest	49.9	50.2
Other current liabilities	352.8	411.2
Total current liabilities	1,464.6	1,480.3
Debt, net of current portion	4,856.6	5,276.7
Deferred income tax liabilities	575.4	612.8
Other liabilities	361.9	350.3
Total liabilities	7,258.5	7,720.1
Stockholders’ equity:
Common stock including paid-in capital	3,897.5	3,830.1
Accumulated earnings	1,644.8	1,491.5
Accumulated other comprehensive loss	(107.3)	(69.0)
Total stockholders’ equity	5,435.0	5,252.6
Total liabilities and stockholders' equity	$12,693.5	$12,972.7

Avantor, Inc. and subsidiaries
Unaudited condensed consolidated statements of cash flows

(in millions)	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
Cash flows from operating activities:
Net income (loss)	$92.9	$(7.3)	$153.3	$114.2
Reconciling adjustments:
Depreciation and amortization	102.6	102.6	202.2	203.7
Impairment charges	—	160.8	—	160.8
Stock-based compensation expense	11.1	9.2	23.8	21.9
Provision for accounts receivable and inventory	15.5	30.6	39.5	43.1
Deferred income tax benefit	(34.8)	(38.3)	(52.7)	(64.7)
Amortization of deferred financing costs	2.8	3.3	5.8	6.7
Loss on extinguishment of debt	1.9	1.6	4.4	3.9
Foreign currency remeasurement (gain) loss	(2.2)	(1.9)	3.1	(0.1)
Changes in assets and liabilities:
Accounts receivable	(2.7)	60.1	—	7.9
Inventory	(3.2)	(8.8)	(14.2)	(1.7)
Accounts payable	89.5	(75.0)	45.9	(74.4)
Accrued interest	9.2	9.9	(0.3)	(0.6)
Other assets and liabilities	(2.9)	(78.4)	6.4	(34.3)
Other	1.4	(0.2)	5.5	1.3
Net cash provided by operating activities	281.1	168.2	422.7	387.7
Cash flows from investing activities:
Capital expenditures	(45.8)	(30.1)	(80.5)	(58.1)
Other	0.9	0.7	1.4	1.4
Net cash used in investing activities	(44.9)	(29.4)	(79.1)	(56.7)
Cash flows from financing activities:
Debt borrowings	(28.9)	—	12.3	—
Debt repayments	(172.7)	(190.8)	(383.0)	(460.3)
Payments of debt refinancing fees and premiums	—	(2.3)	—	(2.3)
Proceeds received from exercise of stock options	5.3	2.1	50.8	4.7
Shares repurchased to satisfy employee tax obligations for vested stock-based awards	(0.8)	(5.2)	(7.4)	(13.3)
Net cash used in financing activities	(197.1)	(196.2)	(327.3)	(471.2)
Effect of currency rate changes on cash and cash equivalents	(1.6)	(0.7)	(7.3)	4.1
Net change in cash, cash equivalents and restricted cash	37.5	(58.1)	9.0	(136.1)
Cash, cash equivalents and restricted cash, beginning of period	259.2	318.9	287.7	396.9
Cash, cash equivalents and restricted cash, end of period	$296.7	$260.8	$296.7	$260.8

Avantor, Inc. and subsidiaries
Reconciliations of non-GAAP measures
Adjusted EBITDA and Adjusted EBITDA Margin

(dollars in millions)	Three months ended June 30,				Six months ended June 30,
	2024		2023		2024		2023
	$	%	$	%	$	%	$	%
Net income (loss)	$92.9	5.5%	$(7.3)	(0.4)%	$153.3	4.5%	$114.2	3.2%
Amortization	74.9	4.4%	78.9	4.5%	150.2	4.4%	157.3	4.5%
Loss on extinguishment of debt	1.9	—%	1.6	0.1%	4.4	0.1%	3.9	0.1%
Integration-related expenses[1]	—	—%	(0.6)	—%	—	—%	8.1	0.2%
Restructuring and severance charges[2]	9.7	0.6%	7.2	0.4%	32.9	1.0%	11.9	0.3%
Transformation expenses[3]	16.2	1.0%	—	—%	29.5	0.9%	—	—%
Other[4]	(0.3)	—%	(0.7)	—%	(0.8)	—%	(0.8)	—%
Impairment charges[5]	—	—%	160.8	9.2%	—	—%	160.8	4.6%
Income tax benefit applicable to pretax adjustments	(27.3)	(1.6)%	(53.5)	(3.1)%	(50.9)	(1.5)%	(73.6)	(2.1)%
Adjusted net income	168.0	9.9%	186.4	10.7%	318.6	9.4%	381.8	10.8%
Interest expense, net	60.9	3.6%	73.4	4.2%	125.2	3.7%	147.1	4.2%
Depreciation	27.7	1.5%	23.7	1.4%	52.0	1.6%	46.4	1.4%
Income tax provision applicable to Adjusted Net income	49.0	2.9%	59.5	3.4%	92.8	2.7%	113.9	3.2%
Adjusted EBITDA	$305.6	17.9%	$343.0	19.7%	$588.6	17.4%	$689.2	19.6%
━━━━━━━━━
1.Represents direct costs incurred with third parties and the accrual of a long-term retention incentive to integrate acquired companies. These expenses represent incremental costs and are unrelated to normal operations of our business. Integration expenses are incurred over a pre-defined integration period specific to each acquisition.
2.Reflects the incremental expenses incurred in the period related to restructuring initiatives to increase profitability and productivity. Costs included in this caption are specific to employee severance, site-related exit costs, and contract termination costs. The expenses recognized in 2024 represent costs incurred to achieve the Company’s publicly-announced cost transformation initiative.
3.Represents incremental expenses directly associated with the Company’s publicly-announced cost transformation initiative, primarily related to the cost of external advisors.
4.Represents net foreign currency (gain) loss from financing activities, other stock-based compensation expense (benefit) and charges and legal costs in connection with certain litigation and other contingencies that are unrelated to our core operations and not reflective of on-going business and operating results.
5.Related to impairment of the Ritter asset group.

Avantor, Inc. and subsidiaries
Reconciliations of non-GAAP measures (continued)
Adjusted Operating Income and Adjusted Operating Income Margin

(dollars in millions)	Three months ended June 30,				Six months ended June 30,
	2024		2023		2024		2023
	$	%	$	%	$	%	$	%
Net income (loss)	$92.9	5.5%	$(7.3)	(0.4)%	$153.3	4.5%	$114.2	3.2%
Interest expense, net	60.9	3.6%	73.4	4.2%	125.2	3.7%	147.1	4.2%
Income tax expense	21.7	1.3%	6.0	0.3%	41.9	1.2%	40.3	1.1%
Loss on extinguishment of debt	1.9	—%	1.6	0.1%	4.4	0.1%	3.9	0.1%
Other income, net	(1.6)	(0.1)%	(2.0)	(0.1)%	(2.7)	—%	(2.6)	—%
Operating income	175.8	10.3%	71.7	4.1%	322.1	9.5%	302.9	8.6%
Amortization	74.9	4.4%	78.9	4.5%	150.2	4.4%	157.3	4.5%
Integration-related expenses[1]	—	—%	(0.6)	—%	—	—%	8.1	0.2%
Restructuring and severance charges[2]	9.7	0.6%	7.2	0.4%	32.9	1.0%	11.9	0.3%
Transformation expenses[3]	16.2	1.0%	—	—%	29.5	0.9%	—	—%
Other[4]	0.6	—%	0.9	0.1%	0.9	—%	1.0	—%
Impairment charges[5]	—	—%	160.8	9.2%	—	—%	160.8	4.6%
Adjusted Operating Income	$277.2	16.3%	$318.9	18.3%	$535.6	15.8%	$642.0	18.2%
━━━━━━━━━
1.Represents direct costs incurred with third parties and the accrual of a long-term retention incentive to integrate acquired companies. These expenses represent incremental costs and are unrelated to normal operations of our business. Integration expenses are incurred over a pre-defined integration period specific to each acquisition.
2.Reflects the incremental expenses incurred in the period related to restructuring initiatives to increase profitability and productivity. Costs included in this caption are specific to employee severance, site-related exit costs, and contract termination costs. The expenses recognized in 2024 represent costs incurred to achieve the Company’s publicly-announced cost transformation initiative.
3.Represents incremental expenses directly associated with the Company’s publicly-announced cost transformation initiative, primarily related to the cost of external advisors.
4.Represents other stock-based compensation expense (benefit) and charges and legal costs in connection with certain litigation and other contingencies that are unrelated to our core operations and not reflective of on-going business and operating results.
5.Related to impairment of the Ritter asset group.

Avantor, Inc. and subsidiaries
Reconciliations of non-GAAP measures (continued)
Earnings per share

(shares in millions)	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
Diluted earnings (loss) per share (GAAP)	$0.14	$(0.01)	$0.22	$0.17
Dilutive impact of convertible instruments	—	—	—	—
Fully diluted earnings (loss) per share (non-GAAP)	0.14	(0.01)	0.22	0.17
Amortization	0.11	0.12	0.22	0.23
Loss on extinguishment of debt	—	—	0.01	0.01
Integration-related expenses	—	—	—	0.01
Restructuring and severance charges	0.02	0.01	0.05	0.02
Transformation expenses	0.02	—	0.04	—
Other	—	—	—	—
Impairment charges	—	0.24	—	0.24
Income tax benefit applicable to pretax adjustments	(0.04)	(0.08)	(0.07)	(0.12)
Adjusted EPS (non-GAAP)	$0.25	$0.28	$0.47	$0.56

Weighted average shares outstanding:
Diluted (GAAP)	682.6	675.3	681.9	677.9
Incremental shares excluded for GAAP	—	2.4	—	—
Share count for Adjusted EPS (non-GAAP)	682.6	677.7	681.9	677.9
Free cash flow

(in millions)	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
Net cash provided by operating activities	$281.1	$168.2	$422.7	$387.7
Capital expenditures	(45.8)	(30.1)	(80.5)	(58.1)
Free cash flow (non-GAAP)	$235.3	$138.1	$342.2	$329.6
Adjusted net leverage

(dollars in millions)	June 30, 2024
Total debt, gross	$5,148.3
Less cash and cash equivalents	(272.6)
	$4,875.7

Trailing twelve months Adjusted EBITDA	$1,208.5
Trailing twelve months ongoing stock-based compensation expense	42.3
	$1,250.8

Adjusted net leverage (non-GAAP)	3.9	x

Avantor, Inc. and subsidiaries
Reconciliations of non-GAAP measures (continued)
Net sales by segment

(in millions)	June 30,		Reconciliation of net sales growth (decline) to organic net sales growth (decline)
			Net sales growth (decline)	Foreign currency impact	Organic net sales growth (decline)
	2024	2023
Three months ended:
Laboratory Solutions	$1,155.7	$1,193.8	$(38.1)	$(5.4)	$(32.7)
Bioscience Production	547.1	550.1	(3.0)	(1.3)	(1.7)
Total	$1,702.8	$1,743.9	$(41.1)	$(6.7)	$(34.4)
Six months ended:
Laboratory Solutions	$2,312.8	$2,396.8	$(84.0)	$3.6	$(87.6)
Bioscience Production	1,069.8	1,127.4	(57.6)	1.7	(59.3)
Total	$3,382.6	$3,524.2	$(141.6)	$5.3	$(146.9)
Adjusted Operating Income by segment

(in millions)	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
Laboratory Solutions	$150.9	$179.7	$299.1	$351.9
Bioscience Production	144.0	154.2	270.9	321.7
Corporate	(17.7)	(15.0)	(34.4)	(31.6)
Total	$277.2	$318.9	$535.6	$642.0

Investor Relations Contact
Christina Jones
Vice President, Investor Relations
Avantor
+1 805-617-5297
Christina.Jones@avantorsciences.com
Media Contact
Emily Collins
Vice President, External Communications
Avantor
+1 332-239-3910
Emily.Collins@avantorsciences.com
Source: Avantor and Financial News